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                                 EXHIBIT 10.75



                              ADDENDUM TO CONTRACT

10/23/96

Dear Don Gold:

This letter is to confirm the terms of your addendum to your contract dated February 21, 1995 and your employment with Trimark Pictures, Inc.

TITLE:    Senior Vice President, Sales & Marketing, Domestic Home Video
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BASE SALARY:   An annual base salary of $143,000 continued from your salary
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increase on July 15, 1996 through January 2, 1997; Increase to $156,000 annually effective from January 3, 1997 up to and including January 3, 1998.

BONUS:  You will receive your "Performance Bonus" based on the attached
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schedule, as well as the "Sell-Thru" Bonus Program outlined in your original contract dated 10/07/96, which will remain in effect through the end of Term. (Note: Beginning July 15, 1996 through January 2, 1997, you will be paid a pro-rated amount of the attached schedule for your Performance Bonus.) From January 3, 1997 to January 3, 1998 the bonus will be paid over a calendar year, per the attached schedules.

STOCK OPTIONS:   Trimark will request that the Option Committee authorize an
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additional 3,000 shares of company stock to vest over a three (3) year period beginning July 15, 1997.

This agreement shall be binding and implemented as an addendum to your original contract as outlined above.

Sincerely,



Tim Swain
Executive Vice President
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If the above meets with your approval, please countersign this letter and return the fully executed letter to me.

AGREED AND ACCEPTED BY:



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Donald B. Gold                             Date
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